UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2010

EAGLECREST RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34212	26-2626737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

340 Basa Compound, Zapate, Las Pinas City, Metro Manila, Philippines
(Address of principal executive offices)	(Zip Code)

(702) 973-1583
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 6, 2010, Eaglecrest Resources, Inc. (the “Company”) amended its Articles of Incorporation to increase its number of authorized shares of common stock in connection with the Stock Split, described in Item 8.01 below.  Subsequent to the stock split, the authorized capital stock of the Company consists of 600,000,000 shares of common stock, par value $0.006 per share.

The full text of the amendment to the Company’s Articles of Incorporation is filed herewith as Exhibit 3.1(a) and incorporated herein by reference.

Section 8 - Other Events

Item 8.01.                      Other Events.

On August 6, 2010, the Company effected a 6 for 1 forward stock split (the “Stock Split”) of all of its issued and outstanding shares of common stock.  Shareholders of the Company holding certificated shares will be credited the additional shares, with the same rights, privileges, and obligations, upon surrender of their stock certificate to the Company’s transfer agent.

In connection with the stock split, FINRA has assigned the Company a new stock symbol, “EARRD.”  This new symbol took effect at the open of business on August 6, 2010, and the symbol will revert to “EARR” 20 business days from August 6, 2010.

Item 9.01                       Financial Statements and Exhibits

Exhibits:

Exhibit number	Description
3.1(a)	Amendment to Articles of Incorporation dated as of August 6, 2010.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLECREST RESOURCES INC.
Date: August 6, 2010	By: /s/ Crystal Coranes
Crystal Coranes Chief Executive Officer and Director